As filed with the U.S. Securities and Exchange Commission on August 14, 2025.

Registration No. 333-286965

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Elite Express Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	4210	99-2516128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

23046 Avenida De La Carlota, Suite 600

Laguna Hills, CA 92653

(949) 758-0650

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yidan Chen

Chief Executive Officer

23046 Avenida De La Carlota, Suite 600

Laguna Hills, CA 92653

(949) 758-0650

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Sally Yin, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 (212) 530-2206	David Danovitch, Esq. Aaron Schleicher, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10020 (212) 660-3060

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

 EXPLANATORY NOTE

Elite Express Holding Inc. is filing this Amendment No. 4 (this “Amendment No. 4”) to the Registration Statement on Form S-1 (Registration No. 333-286965), originally filed on May 5, 2025 (the “Registration Statement”), as an exhibit-only filing, solely to replace the Consent of Independent Registered Public Accounting Firm attached as Exhibit 23.1. Accordingly, this Amendment No. 4 consists only of the cover page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit being filed, and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the sale of the Class A common stock being registered. All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$2,817.04
FINRA Filing Fee	$3,260
Exchange Listing Fee	$75,000
Legal Fees and Other Expenses	$350,000
Accounting Fees and Expenses	$50,000
Printing Expenses	$38,000
Underwriter Out of Pocket Accountable	150,000
Non-accountable expenses to underwriters	$160,000
Miscellaneous Expenses	$10,000
Total Expenses	$839,077.04

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits, and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Our Certificate of Incorporation provides that we shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as the same many be amended and supplemented, any and all persons whom it shall have power to indemnity under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. We shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Our Bylaws also have similar provisions on indemnification and advancement of expenses.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the “Securities Act”).

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Class A common stock
Huan Liu	April 23, 2024	4,166,670 Class A common stock	$25.00
Huan Liu	April 23, 2024	4,166,667 Class B common stock	$25.00
Hillhouse Venture Capital Limited	July 5, 2024	766,667 Class A common stock	$460.00
Hawkeyes Investment Ltd	July 5, 2024	766,667 Class A common stock	$460.00
Shouqian Jiang	July 3, 2024	766,667 Class A common stock	$460.00
Jiping Yin	July 3, 2024	766,667 Class A common stock	$460.00
Zhaoxia Song	July 3, 2024	516,667 Class A common stock	$310.00
Centurion Tech Holdings	November 7, 2024	500,000 Class A common stock	$450,000.00
Eternal Blessing Holdings	November 22, 2024	500,000 Class A common stock	$450,000.00

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 17. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Laguna Hills, State of California, on August 14, 2025.

Elite Express Holding Inc.

By:	/s/ Yidan Chen
Yidan Chen
Chief Executive Officer, President, and Director
(Principal Executive Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yidan Chen as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yidan Chen	Chief Executive Officer, President, and Director	August 14, 2025
Name: Yidan Chen	(Principal Executive Officer)

/s/ Robert Cook	Chief Financial Officer	August 14, 2025
Name: Robert Cook	(Principal Financial and Accounting Officer)

/s/ Huan Liu	Chairman of the Board of Directors	August 14, 2025
Name: Huan Liu

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Certificate of Incorporation

3.2*	Amended and Restated Bylaws

4.1*	Specimen Stock Certificate

5.1*	Opinion of Hunter Taubman Fischer & Li LLC

10.1†*	Employment Agreement dated January 7, 2025 by and between Yidan Chen, the Registrant’s CEO, and the Registrant

10.2†*	Employment Agreement dated November 1, 2024 by and between Robert Cook, the Registrant’s CFO, and the Registrant

10.3*	Form of Indemnification Agreement by and between the Registrant’s directors or officers and the Registrant

10.4*	Director Offer Letter dated June 29, 2024 by and between Huan Liu, the Registrant’s chairman of the board of directors, and the Registrant

10.5†*	Director Offer Letter dated January 23, 2025 by and between Francis A. Braun III, the Registrant’s director, and the Registrant

10.6†*	Director Offer Letter dated January 22, 2025 by and between Ninoslav Vasic, the Registrant’s director, and the Registrant

10.7†*	Director Offer Letter dated December 10, 2024 by and between Adam Eilenberg, the Registrant’s director, and the Registrant

10.8†*	Director Offer Letter dated January 7, 2025 by and between Yidan Chen, the Registrant’s director, and the Registrant

10.9†*	Independent Service Provider Agreement by and between FedEx and the Registrant, dated October 12, 2024

10.10*	Consulting Agreement by and between WJ Management Inc and the Registrant, dated September 16, 2024, amended on January 14, 2025

10.11†*	Commission Fee Agreement by and between WJ Management Inc and the Registrant, dated September 16, 2024

10.12†*	Stock purchase agreement by and among JAR, JAR stockholders and the Registrant, dated September 16, 2024, as amended on November 1, 2024 and November 22, 2024

10.13*	Revolving Line of Credit Agreement by and between Eternal Blessing Holdings Limited and the Registrant, dated February 4, 2025

10.14*	Revolving Line of Credit Agreement by and between Centruion Tech Holdings Limited and the Registrant, dated February 4, 2025

10.15†*	Secured Loan Agreement by and between JAR and Mr. Raymond June, dated November 20, 2023

10.16*	Promissory Note issued by the Registrant, dated March 31, 2025

14.1*	Code of Business Conduct and Ethics of the Registrant

19.1*	Insider Trading Policy of the Registrant

21.1*	List of Subsidiaries

23.1	Consent of Golden Eagle CPAs LLC

23.2*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1*	Audit Committee Charter

99.2*	Compensation Committee Charter

99.3*	Nomination and Corporate Governance Committee Charter

99.4*	Consent of Adam Eilenberg

99.5*	Consent of Ninoslav Vasic

99.6*	Consent of Francis A. Braun III

107*	Filing Fee Table

* Previously filed.

† Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.